Exhibit 99.2

Five Point Announces Pricing of an Additional $50 Million of 7.875% Senior Notes due

2025 by Five Point Operating Company, LP

ALISO VIEJO, Calif. (November 27, 2017) - Five Point Holdings, LLC (“Five Point”) (NYSE: FPH) today announced that Five Point Operating Company, LP, through which Five Point owns all of its assets and conducts all of its operations (the “issuer”), and Five Point Capital Corp., a wholly owned subsidiary of the issuer (the “co-issuer” and together with the issuer, the “issuers”), priced an additional $50 million aggregate principal amount of their 7.875% Senior Notes due 2025 (the “new notes”). The new notes will be issued at par plus accrued and unpaid interest from November 22, 2017. The new notes will constitute a further issuance of the issuers’ existing 7.875% Senior Notes due 2025 issued on November 22, 2017 in an aggregate principal amount of $450 million (the “existing notes”).

The issuance of the new notes is expected to close on or about November 30, 2017, subject to customary closing conditions. The issuer intends to use proceeds of the new notes, together with the proceeds of the existing notes, for general corporate purposes, which may include funding development activities at its communities.

The new notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The new notes may not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes forward-looking statements, including statements about the proposed offering of the new notes, including the anticipated use of proceeds therefrom and from the existing notes, that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Five Point Investors:

investor.relations@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com

Source: Five Point Holdings, LLC

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